June 20, 2008

between

Medina Group Limited

as Assignor

and

Sentry Petroleum (Australia) Pty. Ltd.

as Assignee

_________________________________

ASSIGNMENT AGREEMENT

__________________________________

Assignment Agreement

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ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT shall be deemed effective and binding on the parties upon approval of the assignment by the Australian Department of Mines and Energy and is between:

•

Medina Group Limited, a company duly incorporated in Hong Kong with address for delivery and notice located at 738 Burke Road, Suite 112 Camberwell  VIC  3124 (the "Assignor"); and

•

Sentry Petroleum (Australia) Pty. Ltd., a company duly incorporated in Australia, with address for notice and delivery located at 38 Milson Street, South Perth  WA  6151 Australia (the “Assignee”)

RECITALS

A.

WHEREAS the Assignor is the legal and beneficial holder of the rights and obligations under the Authorities to Prospect #862, #864, and # 866 (“The ATPs”), a copy of which Authorities to Prospect are attached hereto as Exhibit I, Exhibit II, and Exhibit III, respectively.

B.

WHEREAS the Assignee is interested in purchasing from the Assignor all of the Assignor’s respective rights and obligations under The ATPs, and the Assignor is interested in selling such rights and obligations to the Assignee.

OPERATIVE PROVISIONS

NOW THEREFORE THIS AGREEMENT WITNESSES THAT the parties hereto agree as follows:

Section 1.

Interpretation.

1.1

In this Agreement, except as otherwise expressly provided or as the context otherwise requires:

 “Effective Date” means the date first above written;

“Expenditures” means all direct or indirect costs and expenses incurred by the Assignee in respect of prospecting and exploring the Property after the Effective Date of this Agreement. The certificate of the Controller or other financial officer of the Assignee, together with a statement of Expenditures in reasonable detail, shall be prima facie evidence of such Expenditures;

1.2

For the purposes of this Assignment Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i)

the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Assignment Agreement as a whole and not to any particular part, section or other subdivision of this Assignment Agreement;

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(ii)

the headings are for convenience only and do not form a part of this Assignment Agreement nor are they intended to interpret, define or limit the scope or extent of this or any provision of this Assignment Agreement;

(iii)

any reference to an entity will include and will be deemed to be a reference to any entity that is a permitted successor to such entity;

(iv)

words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and vice versa;

(v)

references to currency are references to United States dollars; and

(vi)

the time permitted to perform any obligation, requirement or thing to be done “by” a certain date, includes that date.

Section 2.

Representations and Warranties:

2.1

Each Party represents and warrants to the other Parties hereto that:

(a)

it is a company duly incorporated, organized and validly subsisting under the laws of its incorporating jurisdiction;

(b)

it has full power and authority to carry on its business and to enter into this Assignment Agreement and any agreement or instrument referred to or contemplated by this assignment Agreement;

(c)

neither the execution and delivery of this Assignment Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which it is a Party; and

(d)

the execution and delivery of this Assignment Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents.

2.2

The Assignor represents and warrants to the Assignee that:

(a)

the Assignor is the holder of all rights granted to it under The ATPs, and has not assigned, encumbered nor agreed to assign or encumber any of these rights other than to the Assignee under this Assignment Agreement;

(b)

the Assignor undertakes to give all notices and receive all consents necessary to effect the transfer of the Assigned Interest to the Assignee within 30 (thirty) days as from the Effective Date;

(c)

the Property is free and clear of all liens and encumbrances, and is in good standing under the laws of Australia.

(d)

the assignor warrants the title and agrees to defend it against all parties claiming an adverse interest to that of the Assignee.

(e)

all of the petroleum claims comprising the Property have been located in accordance with the laws of Australia, and in accordance with local customs, rules and regulations; and

(f)

there is no litigation, proceeding or investigation pending or threatened against the Assignor with respect to the Property, nor does the Assignor know, or have

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any grounds to know after due enquiry, of any basis for any litigation, proceeding or investigation which would affect the Property.

2.3

The representations, warranties and covenants hereinbefore set out are conditions on which the Parties have relied in entering into this Assignment Agreement and will survive the acquisition of the Assigned Interest.

Section 3.

Assignment:

3.1

The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby acquires from the Assignor, for the Consideration set forth in Section 3 hereof, effective as of the Effective Date of this Assignment Agreement, all of the Assignor’s respective rights and obligations under The ATPs (the “Assigned Interest”).

3.3

Notwithstanding the paragraph before, from and after the Effective Date of this Assignment Agreement and for purposes hereof, the Assignee shall be considered the owner of all rights and obligations arising from the Agreement, the terms and conditions of The ATPs and in accordance with all governing laws of Queensland Australia and all applicable Federal laws and regulations. This agreement and all rights and obligations hereunder are subject to the formal approval of the assignment by the Environmental Protection Agency and the Department of Mines and Energy. Should the assignment not be granted in whole or in part this agreement shall become null and void.

Section 4.

Consideration.

4.1

As consideration for the Assigned Interest received hereof, the Assignee commits to the following obligations to be fulfilled (the “Consideration”):

(a)

within five business days of the Effective Date, pay $22,500 to the order and the direction of the Assignor or its appointed nominees as partial consideration for certain previous expenditures on the Property by the Assignor;

(b)

Assume the Work programme as follows:

ATP862 Work Program and Indicative Expenditure

Year	Proposed Work Program	Indicative Expenditure ($A)
Year 1	? G, G & E studies • 200 Deep upholes	100,000 300,000
Year 2	? Reprocess 2D seismic • G, G & E studies	400,000 100,000
Year 3	? Acquire and process 200km 2D Seismic • G,G & E studies	2,000,000 100,000
Year 4	? G,G & E studies • 1 conventional exploration well	100,000 2,750,000
Total		5,850,000

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ATP864 Work Program and Indicative Expenditure

Year	Proposed Work Program	Indicative Expenditure ($A)
Year 1	? G, G & E studies • 200 Deep upholes	100,000 300,000
Year 2	? Reprocess 2D seismic • G, G & E studies	135,000 100,000
Year 3	? Acquire and process 200km 2D Seismic • G,G & E studies	2,000,000 100,000
Year 4	? G,G & E studies • 1 conventional exploration well	100,000 2,750,000
Total		5,585,000

ATP866 Work Program and Indicative Expenditure

Year	Proposed Work Program	Indicative Expenditure ($A)
Year 1	? G, G & E studies • Reprocess 2D seismic	100,000 140,000
Year 2	? G, G & E studies	100,000
Year 3	? Acquire and process 100km 2D Seismic • G,G & E studies	1,000,000 100,000
Year 4	? G,G & E studies • 1 conventional exploration well	100,000 3,500,000
Total		5,040,000

(c)

Pay Assignee a Gross Overriding Royalty of 7.0%. The parties also hereto agree to increase the Gross Overriding Royalty on ATP 865 from 0.5% to 7.0%.

Section 5.

Confidential Information

5.1

No information furnished by the Assignee to the Assignor hereunder in respect of the activities carried out on the Property by the Assignee, will be published by the Assignor without the written consent of the Assignee, but such consent in respect of the reporting of factual data will not be unreasonably withheld, and will not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or corporate laws. This provision shall terminate two years after the termination of this Assignment Agreement.

Section 6.

Notices.

6.1

All notices and other communications in connection with this Assignment Agreement must be in writing and given by (i) hand delivery (ii) through a major international courier service, or (iii) facsimile transmissions, in each case addressed as specified below or in any subsequent notice from the intended recipient to the party sending the notice. Such

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notices and communications will be effective upon delivery if delivered by hand, upon receipt if sent by international courier service, or upon receipt if sent by facsimile transmission. Notices shall be addressed as follows:

Name: Medina Group Limited,

Address: 738 Burke Road, Suite 112, Camberwell,  VIC  3124

Name: Sentry Petroleum (Australia) Pty Ltd,

Address: 38 Milson Street, South Perth,  WA  6151, Australia

Phone: 61-8-9474 1092

Attention: Raj Rajeswaran, Director

Section 7.

Governing Law.

7.1

THIS ASSIGNMENT AGREEMENT AND ANY DISPUTE ARISING HEREUNDER WILL BE GOVERNED BY THE LAWS OF QUEENSLAND, AUSTRALIA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

7.2

EACH OF THE ASSIGNEE AND THE ASSIGNOR HEREBY IRREVOCABLE SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF QUEENSLAND AUSTRALIA, IN RESPECT OF ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY THE ASSIGNOR OR THE ASSIGNEE, RESPECTIVELY, ARISING UNDER THIS ASSIGNMENT AGREEMENT.

Section 8.

Entire Agreement.

8.1

This Assignment Agreement represents the final agreement between the parties with respect to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

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Section 9.

Execution in Counterparts.

9.1

This Assignment Agreement is executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and both of which when taken together will constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed  as of the date first above written.

Median Group Limited
By: AUTHORIZED SIGNATORY
On Behalf of Medina Group Limited
Title:
Sentry Petroleum Australia Pty Ltd

By:_RAJ RAJESWARAN_____________
Name: Raj Rajeswaran
Title: President Director

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Exhibit I

Authority to Prospect No862 pursuant to Petroleum and Gas (Production and Safety) Act 2004, Section 41(1) – Awarded to Median Group Limited by Department of Mines and Energy, Queensland Australia

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Exhibit II

Authority to Prospect No864 pursuant to Petroleum and Gas (Production and Safety) Act 2004, Section 41(1) – Awarded to Median Group Limited by Department of Mines and Energy, Queensland Australia

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Exhibit III

Authority to Prospect No866 pursuant to Petroleum and Gas (Production and Safety) Act 2004, Section 41(1) – Awarded to Median Group Limited by Department of Mines and Energy, Queensland Australia

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